UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 14, 2008

INTERACTIVE SYSTEMS WORLDWIDE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-21831	22-3375134
(Commission File Number)	(IRS Employer Identification No.)

2 Andrews Drive, West Paterson, NJ	07424
(Address of Principal Executive Offices)	(Zip Code)

(973) 256-8181

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition.

On August 14, 2008, Interactive Systems Worldwide Inc. (the “Company”) issued a press release announcing that it would not at this time be filing its Quarterly Report on Form 10-QSB for the period ended June 30, 2008 due to the Company’s lack of financial resources and the anticipated expenses associated with the preparation, independent auditor review and filing of the Form 10-QSB. The Company cannot at this time determine when and if it will be able to file the Form 10-QSB. In the press release the Company also disclosed certain general, non-quantified information about the Company’s performance for the quarter ended June 30, 2008.

A copy of the press release is furnished as Exhibit 99.1 to this report.

This information, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated August 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE SYSTEMS WORLDWIDE INC (Registrant)

Date: August 14, 2008	By:	/s/ Bernard Albanese
Bernard Albanese
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated August 14, 2008.